UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 19, 2024

La Rosa Holdings Corp.
(Exact name of registrant as specified in its charter)

Nevada	001-41588	87-1641189
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1420 Celebration Blvd., 2nd Floor Celebration, Florida	34747
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(321) 250-1799

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	LRHC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On November 20, 2024, La Rosa Holdings Corp., a Nevada corporation (the “Company”), issued a press release announcing certain financial and business highlights for the third quarter ended September 30, 2024.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 19, 2024, the Company held its virtual 2024 Annual Stockholders’ Meeting (the “Meeting”).

At the close of business on September 20, 2024, the Record Date, there were 17,818,571 shares of common stock and 2,000 shares of Series X Super Voting Preferred Stock of the Company outstanding. Holders of our common stock are entitled to one vote per share. The Series X Super Voting Preferred Stock was entitled to an aggregate of 20,000,000 votes. Pursuant to the Certificate of Designation of the Series X Super Voting Preferred Stock, the Series X Super Voting Preferred Stock votes on all matters as the common stock and has 10,000 votes per share. Joseph La Rosa, the Company’s Chief Executive Officer, President and Chairman of the Board of Directors of the Company (the “Board”), owns 100% of the outstanding shares of Series X Super Voting Preferred Stock.

Due to an administrative error, the proxy statement for the Meeting, filed by the Company with the Securities and Exchange Commission on October 7, 2024, misstated the number of shares of common stock issued and outstanding on the Record Date and entitled to vote at the Meeting. The correct number is 17,818,571 shares of common stock, and not 17,791,571 shares as shown in the Proxy Statement.

At the Meeting, the combined holders of 22,498,317 shares of the voting stock entitled to notice of and to vote at the Meeting were represented in person or by proxy, representing approximately 59% of the outstanding voting shares. The presence of these shares, both common stock and Series X Super Voting Preferred Stock, constituted a quorum pursuant to the Nevada Revised Statutes and the bylaws of the Company, allowing for the transaction of business at the Meeting.

The final results for each of the matters considered at the Meeting were as follows:

1.	Election of the five nominees to the Board:

Name	Votes For	Withheld	Broker Non-Votes
Joseph La Rosa	20,278,882	26,714	2,192,721
Michael La Rosa	20,278,979	26,617	2,192,721
Lourdes Felix	20,252,865	52,731	2,192,721
Siamack Alavi	20,269,110	36,486	2,192,721
Ned L. Siegel	20,267,374	38,222	2,192,721

Each director nominee was elected to serve as a director until the Company’s 2025 annual meeting of stockholders, or until such person’s successor is duly elected and qualified, or until such person’s earlier resignation, death, or removal. Due to the fact that directors are elected by a plurality of the votes cast, votes could only be cast in favor of or withheld from the nominees and thus votes against were not applicable.

2.	Ratification of Appointment of Marcum LLP as the independent auditor of the Company for the fiscal year ending December 31, 2024:

Votes For	Votes Against	Abstentions
22,195,746	301,549	1,022

The affirmative vote of the holders of a majority of the outstanding shares present in person, by remote communication, or represented by proxy at the Meeting and entitled to vote was required for approval. The proposal was approved.

3.	Approval of the Amended and Restated La Rosa Holdings Corp. 2022 Equity Incentive Plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,246,851	56,944	1,801	2,192,721

The affirmative vote of the holders of a majority of the outstanding shares present in person, by remote communication, or represented by proxy at the Meeting and entitled to vote was required for approval. The proposal was approved.

4.	Approval of the Second Amended and Restated La Rosa Holdings Corp. 2022 Agent Incentive Plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,250,365	53,769	1,462	2,192,721

The affirmative vote of the holders of a majority of the outstanding shares present in person, by remote communication, or represented by proxy at the Meeting and entitled to vote was required for approval. The proposal was approved.

5.	Adjournment of the meeting to permit further solicitation of proxies, if necessary or appropriate:

Votes For	Votes Against	Abstentions
22,047,632	439,563	11,122

The affirmative vote of the holders of a majority of the outstanding shares present in person, by remote communication, or represented by proxy at the Meeting and entitled to vote was required for approval. The proposal was approved.

Item 8.01 Other Events.

A copy of the press release referenced in Item 2.02 of this Current Report on Form 8-K is as Exhibit 99.1 to this Current Report on Form 8-K.

The disclosure under Item 8.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information provided herein shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being filed herewith:

Exhibit No.	Description
99.1	Press Release of La Rosa Holdings Corp., dated November 20, 2024.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 25, 2024	LA ROSA HOLDINGS CORP.

	By:	/s/ Joseph La Rosa
	Name:	Joseph La Rosa
	Title:	Chief Executive Officer

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